TRADEMARK SECURITY AGREEMENT


          TRADEMARK SECURITY AGREEMENT ("Agreement"), dated as of May 9, 1995, is entered into between TEREX CORPORATION, a Delaware corporation, located at 500 Post Road East, Westport, Connecticut 06880 (the "Grantor") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as collateral agent, located at 114 West 47th Street, New York, New York 10036 (together with its successors and assigns the "Collateral Agent"). Capi-talized terms not otherwise defined herein have the meanings set forth in the Security and Pledge Agreement, dated as of May 9, 1995 between Grantor and the Collateral Agent (the "Security Agreement").

          WHEREAS, pursuant to the Security Agreement, Grantor is granting a security interest to the Collateral Agent for the benefit of itself and the other Secured Parties in certain collateral, including the Trademarks (as defined herein).

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor and the Collateral Agent hereby agree as fol-lows:

          1.   Grant of Security Interest

               (a) As security for the prompt and complete payment and performance in full of the Secured Obligations, Grantor hereby assigns, pledges, transfers, and delivers to the Collateral Agent, for the benefit of itself and the other Secured Parties, and grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a security interest in and continuing lien upon all of the Grantor's right, title, and interest in the Trademarks, whether now owned or existing or hereafter acquired or arising, and wherever located.

               (b) For purposes of this Agreement, "Trademarks" shall mean all of the Grantor's right, title, and interest in and to all United States trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certifica-tion marks, collective marks, logos, other source of business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the U.S. Trademark and Servicemark registrations and applications referred to in Schedule A hereto, all extensions or renewals of any of the foregoing; all of the goodwill of the business connected with the use of and symbol-ized by the foregoing; the right to sue for past infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, license royalties, income, payments, claims, damages, and proceeds of suit.

               (c) The security interest granted hereby is granted in con-junction with the security interest granted to the Collateral Agent under the Security Agreement. The rights and remedies of the Collateral Agent on behalf of itself and the other Secured Parties with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement and the other Transaction Security Documents and those which are now or hereafter available to Collateral Agent on behalf of itself and the other Secured Parties as a matter of law or equity. Each right, power, and remedy of the Collateral Agent provided for herein, in the Security Agree-ment, in the other Transaction Security Documents or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power, or remedy provided for herein, and the exercise by Collateral Agent on behalf of itself and the other Secured Parties of any one or more of the rights, powers or remedies provided for in this Agreement, in the Security Agreement, in the other Transaction Security Documents or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by any person, including Collateral Agent, of any or all other rights, powers or remedies.

          2.   Modification of Agreement

               (a) Schedule A hereto contains a true and accurate list of all of Grantor's U.S. Trademark registrations and applications.

               (b) This Agreement or any provision hereof may not be changed, waived, or terminated except in accordance with the amendment provisions of the Security Agreement. Notwithstanding the foregoing, Grantor authorizes the Collateral Agent, upon notice to Grantor, to modify this Agreement in the name of and on behalf of the Grantor without obtaining the Grantor's signature to such modification, to the extent that such modification constitutes an amendment of Schedule A to add any right, title, or interest in any Trademark owned or subsequently acquired by Grantor, and Grantor additionally agrees to execute any additional agreement or amendment hereto as may be required by the Collateral Agent from time to time to subject any such owned or subsequently acquired right, title or interest in any Trademark to the liens and perfection created or contemplated hereby or by the Security Agreement.

          3.   Termination of Agreement

          When the Secured Obligations have been indefeasibly paid and per-formed in full, this Agreement shall terminate and the Collateral Agent, at the request and sole expense of the Grantor, will execute and deliver to the Grantor the proper instruments acknowledging termination of this Agreement and will duly, without recourse, representation or warranty of any kind whatsoever, release such of the Trademarks not therefore disposed of, applied or released from the security interest created hereby.

          4.   Governing Law

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

          5.   Successors and Assigns

          This Agreement shall be binding upon and inure to the benefit of the Grantor, the Collateral Agent, the other Secured Parties, all future holders of the Secured Obligations and their respective successors and as-signs, except that the Grantor may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent.

          6.   Counterparts

          This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first above written.


                         TEREX CORPORATION
                         ("Grantor")


                         By:
                              Name:
                              Title:


                         UNITED STATES TRUST COMPANY OF
                         NEW YORK, as Collateral Agent
                         ("Collateral Agent")



                         By:
                              Name:
                              Title:

                        TRADEMARK SECURITY AGREEMENT

                                 SCHEDULE A


I.  U.S. REGISTERED TRADEMARKS

                                                                    Date
Mark                              Class(es)           Reg #         Issued






II.  U.S. TRADEMARK APPLICATIONS

                                                                    Date
Mark                              Class(es)           Filing #      Filed

STATE OF NEW YORK     )
                      )     ss:
COUNTY OF NEW YORK    )


          On May 9, 1995, before me, the undersigned, a notary public in and for said state and county, personal-ly appeared __________________, personally known to me
(or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the ___________________ , on behalf of TEREX CORPORATION, a Delaware corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS MY HAND AND OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

                              ___________________________
                                     Notary Public



My Commission Expires:

______________________

STATE OF NEW YORK     )
                      )     ss:
COUNTY OF NEW YORK    )


          On May 9, 1995, before me, the undersigned, a notary public in and for said state and county, personal-ly appeared __________________, personally known to me
(or proved to me on the basis of satisfactory evidence), to be the person who executed the within instrument as the ___________________ , on behalf of UNITED STATES
TRUST COMPANY OF NEW YORK, a New York corporation, in its capacity as Collateral Agent, the corporation therein named, and acknowledged to me that the corporation exe-cuted the within instrument pursuant to its bylaws or a resolution of its board of directors.

WITNESS MY HAND AND OFFICIAL SEAL.

(NOTARIAL STAMP OR SEAL)

                              ___________________________
                                     Notary Public



My Commission Expires:

______________________